UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2012

GLOBAL CASH ACCESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 4, 2012, Global Cash Access, Inc. (“GCA”), a wholly-owned subsidiary of Global Cash Access Holdings, Inc., entered into an amendment to the Contract Cash Solutions Agreement, dated as of November 12, 2010, with Wells Fargo Bank, N.A (“Wells Fargo”). The amendment increases the amount of funds that GCA may utilize from $400 million to $500 million to supply the currency needed for many of the automated teller machines (“ATMs”) operated by GCA. GCA also may request up to an additional $50 million in excess of the $500 million limit, not more than four times in any calendar year, for particular days during which GCA’s cash operating needs are greater than typical, such as New Year’s Eve; provided that Wells Fargo’s obligation to fulfill such request is on a best efforts basis. The amendment also extends the initial term of the agreement through November 30, 2014.  The foregoing description is qualified in its entirety to the terms and conditions of the amendment, a copy of which is attached as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

10.1	Second Amendment to Contract Cash Solutions Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: June 7, 2012	By:	/s/ Scott H. Betts
Scott H. Betts, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document
10.1	Second Amendment to Contract Cash Solutions Agreement